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                                                              Exhibit 99.B1(b)



                          KEMPER TARGET EQUITY FUND

               WRITTEN INSTRUMENT ESTABLISHING AND DESIGNATING

                      KEMPER RETIREMENT FUND SERIES VII



          The undersigned, being a majority of the trustees of Kemper

     Target Equity Fund (the "Trust"), a business trust organized pursuant to an amended and restated Agreement and Declaration of

     Trust dated September 15, 1994, as amended (the "Declaration of

     Trust"), pursuant to Section 1 of Article III of the Declaration of Trust, do hereby establish and designate an eighth series of

     Shares of the Trust to be known as "Kemper Retirement Fund Series

     VII."  The relative rights and preferences of such series shall be as set forth in the Declaration of Trust.

          IN WITNESS WHEREOF, the undersigned have this the 22nd day of April, 1997 signed these presents.



                                        /s/ Stephen B. Timbers
                                        -----------------------------------
                                        Stephen B. Timbers, Trustee
                                        210 South Green Bay Road
                                        Lake Forest, IL  60045



                                        (Signatures continue)



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                                        /s/ James E. Akins
                                        -----------------------------------
                                        James E. Akins, Trustee
                                        2904 Garfield Terrace, N.W.
                                        Washington, DC  20008-3507

                                        /s/ Arthur R. Gottschalk
                                        -----------------------------------
                                        Arthur R. Gottschalk, Trustee
                                        10642 Brookridge Drive
                                        Frankfort, Illinois  60423

                                        /s/ Frederick T. Kelsey
                                        -----------------------------------
                                        Frederick T. Kelsey, Trustee
                                        3133 Laughing Gull Court
                                        Johns Island, South Carolina  29455

                                        /s/ Dominique P. Morax
                                        -----------------------------------
                                        Dominique P. Morax, Trustee
                                        Vordere Dorfstrasse 13
                                        8803 Ruschlikon
                                        Switzerland

                                        /s/ Fred B. Renwick
                                        -----------------------------------
                                        Fred B. Renwick, Trustee
                                        3 Hanover Square
                                        New York, New York  10004

                                        -----------------------------------
                                        Stephen B. Timbers, Trustee
                                        210 South Green Bay Road
                                        Lake Forest, Illinois  60045

                                        /s/ John B. Tingleff
                                        -----------------------------------
                                        John B. Tingleff, Trustee
                                        2015 South Lake Shore Drive
                                        Harbor Springs, Michigan  49740

                                        /s/ John G. Weithers
                                        -----------------------------------
                                        John G. Weithers, Trustee
                                        311 Springlake
                                        Hinsdale, Illinois  60521